UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

INTERVOICE, INC.

(Name of Registrant as Specified In Its Charter)

DAVID W. BRANDENBURG

DANIEL D. HAMMOND

STUART BARAB

WILSON DAVID “BILL” FARGO

TIMOTHY W. HARRIS

MARK A. WEINZIERL

MICHAEL J. WILLNER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following notices of withdrawal were delivered by David W. Brandenburg to Intervoice, Inc. on June 22, 2007.

DAVID W. BRANDENBURG

401 NORTH POINT ROAD, NO. 1002

OSPREY, FL 34229

(214) 498-1000

June 22, 2007

VIA OVERNIGHT COURIER

AND FACSIMILE TRANSMISSION

Intervoice, Inc.

17811 Waterview Parkway

Dallas, TX 75252

Attention: Corporate Secretary

Re:	Withdrawal of Nomination of Directors and Proposed Business for

the 2007 Annual Meeting of Shareholders of Intervoice, Inc.

Ladies and Gentlemen:

This letter is being delivered pursuant to Section 2.2(a) of that certain Board Representation and Governance Agreement, dated as of June 22, 2007 (the “Agreement”), by and between the undersigned, David W. Brandenburg (the “Undersigned”), and Intervoice, Inc., a Texas corporation (the “Company”).

In accordance with Section 2.2(a) of the Agreement, the Undersigned hereby withdraws the notice of nomination and proposed business that he delivered to the Company on May 30, 2007 (the “Nomination Letter”). Without limiting the generality of the foregoing, the Undersigned hereby withdraws (i) his nomination of David W. Brandenburg, Daniel D. Hammond, Stuart Barab, Wilson David “Bill” Fargo, Timothy W. Harris, Mark A. Weinzierl and Michael J. Willner for election to the Company’s Board of Directors at the 2007 Annual Meeting of Shareholders of the Company (including any adjournment, postponement, continuation or rescheduling thereof, the “Annual Meeting”); and (ii) his other proposals of additional business for consideration at the Annual Meeting that were contained in the Nomination Letter.

Any questions regarding the above should be addressed to Barry H. Genkin, Esq., at Blank Rome LLP, via mail at One Logan Square, Philadelphia, Pennsylvania 19103-6998, by telephone at (215) 569-5514, by facsimile at (215) 832-5514 or by e-mail at Genkin@blankrome.com.

/s/ DAVID W. BRANDENBURG

David W. Brandenburg

DAVID W. BRANDENBURG

401 NORTH POINT ROAD, NO. 1002

OSPREY, FL 34229

(214) 498-1000

June 22, 2007

VIA OVERNIGHT COURIER

AND FACSIMILE TRANSMISSION

Intervoice, Inc.

17811 Waterview Parkway

Dallas, TX 75252

Attention: Corporate Secretary

Re:	Withdrawal of Demand to Inspect Shareholder Records

Ladies and Gentlemen:

This letter is being delivered pursuant to Section 2.2(a) of that certain Board Representation and Governance Agreement, dated as of June 22, 2007 (the “Agreement”), by and between the undersigned, David W. Brandenburg (the “Undersigned”), and Intervoice, Inc., a Texas corporation (the “Company”).

In accordance with Section 2.2(a) of the Agreement, the Undersigned hereby withdraws the demand letter dated May 31, 2007 from the Undersigned to the Company, pursuant to which the Undersigned made a demand to inspect the Company’s shareholder and other records under Article 2.44 of the Texas Business Corporation Act, as amended, and the common law of the State of Texas.

Any questions regarding the above should be addressed to Barry H. Genkin, Esq., at Blank Rome LLP, via mail at One Logan Square, Philadelphia, Pennsylvania 19103-6998, by telephone at (215) 569-5514, by facsimile at (215) 832-5514 or by e-mail at Genkin@blankrome.com.

/s/ DAVID W. BRANDENBURG

David W. Brandenburg

DAVID W. BRANDENBURG

401 NORTH POINT ROAD, NO. 1002

OSPREY, FL 34229

(214) 498-1000

June 22, 2007

VIA OVERNIGHT COURIER

AND FACSIMILE TRANSMISSION

Intervoice, Inc.

17811 Waterview Parkway

Dallas, TX 75252

Attention: Corporate Secretary

Re:	Withdrawal of Request Made Pursuant to Rule 14a-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ladies and Gentlemen:

This letter is being delivered pursuant to Section 2.2(a) of that certain Board Representation and Governance Agreement, dated as of June 22, 2007 (the “Agreement”), by and between the undersigned, David W. Brandenburg (the “Undersigned”), and Intervoice, Inc., a Texas corporation (the “Company”).

In accordance with Section 2.2(a) of the Agreement, the Undersigned hereby withdraws the request, dated June 4, 2007, from the Undersigned to the Company for a shareholder list and security position listing pursuant to Rule 14a-7 promulgated under the Exchange Act.

Any questions regarding the above should be addressed to Barry H. Genkin, Esq., at Blank Rome LLP, via mail at One Logan Square, Philadelphia, Pennsylvania 19103-6998, by telephone at (215) 569-5514, by facsimile at (215) 832-5514 or by e-mail at Genkin@blankrome.com.

/s/ DAVID W. BRANDENBURG

David W. Brandenburg

IMPORTANT INFORMATION

On June 22, 2007, David W. Brandenburg and Intervoice, Inc. (“Intervoice”) entered into a Board Representation and Governance Agreement (the “Agreement”) pursuant to which the parties ended the proxy contest that was to occur at Intervoice’s 2007 Annual Meeting of Shareholders. In accordance with the Agreement, Intervoice has filed a definitive proxy statement with the Securities and Exchange Commission containing information with respect to the revised slate of nominees being proposed for election at the 2007 annual meeting. Shareholders are advised to read the proxy statement and other documents related to the solicitation of proxies from the shareholders of Intervoice for use at the 2007 annual meeting when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to Intervoice’s shareholders and will be available, along with other relevant documents, at no charge, at the Securities and Exchange Commission’s website at http://www.sec.gov, from Intervoice at www.Intervoice.com or by contacting Georgeson Inc. by telephone at (888) 605-7534.

As a result of the execution of the Agreement, David W. Brandenburg, in addition to Intervoice and its directors and executive officers, may be deemed to be a participant in Intervoice’s solicitation of proxies from its shareholders in connection with its 2007 annual meeting of shareholders. Certain information regarding the participants and their interests in the solicitation will be set forth in the definitive proxy statement for Intervoice’s 2007 annual meeting of shareholders, which will be available free of charge as indicated above.